EXHIBIT 99.1

Acura Pharmaceuticals Reports First Quarter 2011 Financial Results and Product Development Update

PALATINE, Ill., April 28, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today reported a first quarter 2011 net loss of $2.9 million or $0.06 per share compared to net loss of $4.0 million or $0.09 per share for first quarter 2010. As of April 27, 2011, we had cash and cash equivalents of approximately $20.7 million with no term indebtedness.

The 2011 and 2010 first quarter results include revenues relating to our License, Development, and Commercialization Agreement (the "Pfizer Agreement") with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of Pfizer, Inc. ("Pfizer"). In the quarter ended March 31, 2011, we recognized revenues of $0.2 million from the $30.0 million upfront cash payment received under the Pfizer Agreement in December 2007. In the quarter ended March 31, 2010, we recognized revenues of $2.0 million, of which $0.4 million was the amortized portion of the $30.0 million upfront cash payment received under the Pfizer Agreement in December 2007 and $1.6 million was King's reimbursement of our research and development expenses for Acurox® Tablets and Acurox® with Niacin Tablets.

Research and development ("R&D") expenses during first quarter 2011 and 2010 were primarily focused on product candidates utilizing our Aversion® and Impede™ Technologies, including costs of clinical trials and related formulation and laboratory costs, salaries and other personnel related expenses, and R&D facility costs. Included in the 2011 and 2010 R&D first quarter results are non-cash stock-based compensation charges of $0.3 million and $0.6 million, respectively, associated to our stock options and restricted stock units. Excluding the stock-based compensation expense, in 2011 there was a $1.6 million decrease in R&D expenses compared to 2010 primarily attributable to a reduction of our clinical study costs on the Acurox® products.

Marketing expenses during first quarter 2011 and 2010 consisted primarily of Aversion® Technology customized market research. Our general and administrative expenses primarily consisted of legal, audit and other professional fees, corporate insurance, and payroll. Included in the 2011 and 2010 first quarter results are non-cash stock-based compensation charges of $1.0 million and $1.9 million, respectively, associated to our stock options and restricted stock units. Excluding the stock-based compensation expense, there was a decrease of $0.2 million in marketing, general and administrative expenses in 2011 compared to 2010.

The Company's condensed consolidated balance sheets and statements of operations appear below. Detailed financial statements are included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission.

Acurox® Tablets

Acurox® Tablets is an orally administered immediate release tablet containing oxycodone hydrochloride as its sole active analgesic ingredient and is intended for the relief of moderate to severe pain. Acurox® Tablets incorporate our Aversion® Technology, a unique mixture of inactive ingredients intended to limit or impede the abuse of the active ingredient. On February 10, 2011 the U.S. Food and Drug Administration notified Pfizer of its acceptance for filing of the Acurox® Tablets New Drug Application and the grant of a priority review classification. The Prescription Drug User Fee Act non-binding target date for completion of FDA's review is June 17, 2011.

Impede™ PSE Tablets

Impede™ PSE Tablets contain pseudoephedrine hydrochloride (PSE) incorporating our Impede™ Technology. Impede™ Technology utilizes a proprietary mixture of functional inactive ingredients intended to limit or impede extraction of PSE from the tablets for use as a starting material in producing the illicit drug methamphetamine. We have commenced scale-up of our Impede™ PSE manufacturing process to quantities required for commercial distribution.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede™ Technologies, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of Pfizer (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability of other pharmaceutical companies, if any, to whom we may license our Aversion® Technology or Impede™ Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse limiting features, whether our product candidates will ultimately deter abuse in commercial settings, the ability for consumers to purchase our Impede™ products without a prescription, and the uncertainties inherent in scientific research, drug development, laboratory and clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration quotas and source the active ingredients for our products in development; difficulties or delays in conducting clinical trials for our product candidates or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements.

ACURA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(unaudited) March 31, 2011	(audited) Dec 31, 2010
Current Assets	$ 21,895	$ 24,441
Property, Plant and Equipment, net	1,055	1,052
Total Assets	22,950	$ 25,493

Accrued Expenses	$ 743	$ 686
Deferred Program Fee Revenue	233	466
Stockholders' Equity	21,974	24,341
Total Liabilities and Stockholders' Equity	$ 22,950	$ 25,493

ACURA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited) Three Months Ended March 31,
	2011	2010
Revenues
Program Fee Revenue	$ 233	$ 389
Collaboration Revenue	--	1,651
Total Revenue	233	2,040
Operating Expenses
Research and Development	1,141	3,047
Marketing, General and Administrative	1,926	3,028
Total Operating Expense	3,067	6,075
Loss from Operations	(2,834)	(4,035)
Other Income, net	(20)	5
Loss Before Income Tax	(2,854)	(4,030)
Income Tax Expense	3	5
Net Loss	$ (2,857)	$ (4,035)

Loss Per Share - Basic and Diluted	$ (0.06)	$ (0.09)
Weighted Average Shares - Basic and Diluted	46,987	46,855
CONTACT: Acura Pharmaceuticals Contact:
         Peter A. Clemens, SVP  & CFO
         847-705-7709